UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2022

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 3150
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As previously reported in its Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission on December 17, 2020 and February 8, 2021 (as such Current Report on Form 8-K was amended on March 26, 2021), Whole Earth Brands, Inc. (the “Company”) (acting through its direct wholly-owned subsidiary, Project Taste Intermediate LLC, as its designee) consummated its acquisition of all of the issued and outstanding capital stock of WSO Investments, Inc. (“WSO,” and together with its subsidiaries, “Wholesome”) on February 5, 2021, pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of December 17, 2020, by and among the Company, WSO, WSO Holdings, LP (“WSO Partnership”), Edward Billington and Son, Limited (“EBS”), WSO Holdings, LLC (“WSO LLC,” and together with WSO Partnership and EBS, the “WSO Sellers”), and WSO Partnership, in its capacity as representative for the WSO Sellers. Pursuant to the terms of the Purchase Agreement, as partial consideration for the acquisition, the WSO Sellers and Falcon Private Credit Opportunities VI, LP (together with the WSO Sellers, the “Seller Parties”) were entitled to receive up to an additional $55 million (the “Earn-Out Payment”) if Wholesome satisfied certain financial performance targets for the period beginning August 29, 2020 and ending December 31, 2021 (the “Earn-Out Period”), a portion (up to $27.5 million) of which could be paid, at the Company’s election, in shares of the Company’s common stock. The fair value of the Earn-Out Payment, assuming a full payout, has been reflected in the Company’s financial statements since the closing of the Wholesome acquisition.

Following the completion of the Earn-Out Period, the Company determined, in accordance with the terms of the Purchase Agreement, that the Seller Parties were entitled to receive the Earn-Out Payment in full. The Company elected to satisfy part of the Earn-Out Payment in common stock, and on February 23, 2022, issued 2,659,574 shares of the Company’s common stock, par value $0.0001 per share (the “Earn-Out Shares”), in a private placement to the Seller Parties. The remaining $30.0 million portion of the Earn-Out Payment was paid in cash to the Seller Parties, funded from available capacity under the Company’s existing revolving credit facility.

The Earn-Out Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering. No underwriter participated in the offer and sale of the Earn-Out Shares, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Earth Brands, Inc.

Date: February 23, 2022	By:	/s/ Duane Portwood
	Name:	Duane Portwood
	Title:	Chief Financial Officer